UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 19, 2013
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NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
_________________________________________________

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
2980 Fairview Park Drive, Falls Church, Virginia 22042
www.northropgrumman.com
(Address of principal executive offices and internet site)
(703) 280-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
EXHIBIT INDEX	5

EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 19 and 20, 2013, the Compensation Committee and the Board of Directors of Northrop Grumman Corporation (the “Company”) approved the following compensation-related actions for the Company's named executive officers (other than Gary Ervin and James Pitts who ceased serving as executive officers effective December 31, 2012).

•	Approved no change in base salaries or annual incentive percentage targets under the 2002 Incentive Compensation Plan for 2013 for the named executive officers.

•
Awarded Restricted Performance Stock Rights (“RPSR”) for the performance period 2013-2015 and approved the metrics for such RPSR awards, which continue to be measured in terms of relative total shareholder return, and awarded Restricted Stock Rights (“RSR”) that will vest on February 20, 2016. Of the awards granted, 70% were comprised of RPSRs and 30% were comprised of RSRs. Similar to 2012, the Compensation Committee did not award any stock options.

The Compensation Committee also approved the terms of the 2013 RPSR and RSR awards for the named executive officers. Material terms of the awards are as follows:

•
The RPSRs vest based on performance goals established by the Compensation Committee for the performance period. The RPSRs are payable in shares of Northrop Grumman common stock or, in the Compensation Committee's discretion, in cash or a combination of cash and common stock. Shares of common stock that are paid out under the RPSR award can vary from 0% to 150% of the original RPSR award granted. The vesting percentage is capped at 100% if absolute TSR is negative, even if the relative TSR would have resulted in a higher pay out percentage. Dividends accrue on RPSR awards earned and will be paid out upon payment of RPSRs. RPSR awards vest upon death, disability, retirement or a termination of employment following a change in control subject to the provisions set forth in the award agreement. The Company has the right to cancel all unvested awards and recover any vested awards if the participant violates the non-competition and non-solicitation requirements set forth in the agreement. Participants are required to hold 50% of the net shares of common stock received upon payment of the RPSRs until the earlier of (1) the participant's death, disability or termination following a change in control or (2) the third anniversary of the date that the shares are paid; provided that the holding period will not apply for RPSRs paid out more than one year after termination.

•
The RSRs vest three years from the date of grant The RSRs are payable in Northrop Grumman common stock or, in the Compensation Committee's discretion, in cash or a combination of cash and common stock. Dividends accrue on RSR awards earned and will be paid upon the payment of the RSRs. The RSR awards partially or fully vest upon death, disability, retirement or termination of employment following a change in control. The Company has the right to cancel all unvested awards and recover any vested awards if the participant violates the non-competition and non-solicitation requirements set forth in the agreement. Participants are required to hold 50% of the net shares of common stock received upon payment of the RSRs until the earlier of (1) the participant's death, disability or termination following a change in control or (2) the third anniversary of the date that the shares are paid.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
Exhibit 10.1	Grant Certificate Specifying the Terms and Conditions Applicable to 2013 Restricted Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan
Exhibit 10.2	Grant Certificate Specifying the Terms and Conditions Applicable to 2013 Restricted Performance Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary
Date: February 21, 2013

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Grant Certificate Specifying the Terms and Conditions Applicable to 2013 Restricted Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan
Exhibit 10.2	Grant Certificate Specifying the Terms and Conditions Applicable to 2013 Restricted Performance Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan

6